EXHIBIT 4.3

         This Certificate certifies that ________________________________ is the registered holder of __________________________________ Warrants of:

                     CLASS D WARRANT CERTIFICATE TO PURCHASE
                             SHARES OF COMMON STOCK
                                       OF
                              PANAMERICAN BANCORP.

This Warrant Certificate is issued this _____ day of __________, 200__ (The "Warrant Issue Date"), to ________________________, by PanAmerican Bancorp., ("Corporation").

1.       REGISTRATION.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

2.       PURCHASE OF SHARES.

Subject to the terms and conditions set forth in this Warrant, the holder of the Warrant is entitled, upon surrender of this Warrant at the principal office of the Corporation (or at such place as the Corporation may notify the holder in writing), to purchase from the Corporation fully paid and non-assessable shares of the Common Stock of the Corporation, as more fully described in Schedule A annexed hereto and made a part hereof.

3.       PURCHASE PRICE.

The per share purchase price for the Shares is $4.10, per 1 share.

4.       EXERCISE PERIOD.

         4.01 Exercise Date. This Warrant may be exercised at any time at the sole discretion of the Purchaser (subject to the conditions of this Warrant).

         4.02 Termination Date. The Warrant shall terminate, if not duly exercised, within five calendar years of the Warrant Issue Date.

5.       METHOD OF EXERCISE.

While this Warrant remains outstanding and exercisable in accordance with Paragraph 1 above, the holder of this Warrant may exercise the purchase rights evidenced by this Warrant, in whole or in part, by delivering the following to the Secretary of the Corporation at its principal office: a. this Warrant together with a completed Election to Purchase; and b. collected funds payable to the Corporation in an amount equal to the aggregate Exercise Price for the number of Shares purchased.

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6.       ADJUSTMENT IN NUMBER OF SHARES.

The number of and kind of securities subject to exercise of this Warrant will be subject to adjustment. If the Corporation at any time prior to the termination of the Warrant subdivides its Common Stock combines its Common Stock or issues additional shares of its Common Stock as a dividend or distribution with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of the Warrant will be proportionately increased in the case of a subdivision of shares or decreased in the case of a combination. When any adjustment is made as set forth above, the Corporation must notify the holder of such event and the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

7.       NO FRACTIONAL SHARES.

No fractional shares will be issued upon the exercise of this Warrant, but, in lieu of such fractional shares, the Corporation will round the number of shares issued to either the next higher or lower number of whole shares, depending upon whether the exercise of this Warrant results in shares above or below .50.

8.       NO STOCKHOLDER RIGHTS.

Prior to the exercise of this Warrant, the holder of this Warrant will not be entitled to any rights of a shareholder. However, if the Warrant holder otherwise owns the Common Stock of the Corporation such rights as a shareholder will not be effected.

9.       AMENDMENTS AND WAIVERS.

Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived with the written consent of the corporation and the Purchaser. Nevertheless, the Corporation may, in its sole discretion, amend the Warrant by reducing its exercise price and extending its term. Any waiver or amendment will be binding upon the Purchaser, each holder of any Shares purchased under this Warrant at the time outstanding and each future holder of all such Shares, and the Corporation.

10.      GOVERNING LAW.

This Warrant will be governed by the laws of the State of Delaware.

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11.      REPLACEMENT WARRANT.

On receipt of evidence reasonable satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Corporation, or in case of mutilation, on surrender and cancellation of this Warrant, the Corporation at its expense will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor and amount.

                                        PANAMERICAN BANCORP.



                                        BY:________________________________


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                              ELECTION TO PURCHASE

         Pursuant to Section 5 of the Warrant Agreement, the undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ________ shares of the Common Stock of PanAmerican Bancorp and herewith tenders in payment for such securities, cash or a certified or official bank check payable in New York Clearing House Funds to the order of PANAMERICAN BANCORP in the amount of $____________, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of ____________________________________________________,
whose address is _____________________________________________________________,
and that such Certificate be delivered to ____________________________________, whose address is _____________________________________________________________.

Dated:__________________     (Signature must conform in all respects to name of
                              holder as specified on the face of the Warrant Certificate.)

Signature:_____________________________

________________________________________________________________
(Insert Social Security or Other Identifying Number of Assignee)

________________________________________________________________________________

                                   ASSIGNMENT

For Value Received, ______________________ hereby sell, assign and transfer unto ____________________________ Warrants represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________ Attorney to transfer the said Warrants on the books of the within named Corporation with full power of substitution in the premises.

Dated:_________________


                                                  ______________________________


In the Presence of:


___________________________________
Witness

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